                                  EXHIBIT 99.2

                           ABS Term Sheets provided by
                         Credit Suisse First Boston LLC

                              [begins on next page]

    NEW ISSUE OFFERING - 5-YEAR HYBRID PASS-THROUGH

Issue:                 FHAMS 2004-AA2
Close:                 June [30], 2004
Investor Settlement:    June [30], 2004

Collateral Info.
----------------

Group:                           [II-A-1]
Originator:                      First Horizon

                                 W.A.              Min.              Max.
                                 ----              ----              ----
Gross WAC (+/- 10 bps):         5.572             4.500             6.875
Net WAC (+/- 10 bps):           5.202             4.130             6.505
Index:                          100% 6ML          N/A               N/A
Gross Margin (+/- 5 bps):       2.250             2.250             2.250
Net Margin (+/- 5 bps):         1.880             1.880             1.880
Months to Rate Reset:           60                55                60
Caps:                           6/4/6 on an annualized basis
Periodic Cap (Annualized)       4.000             4.000             4.000
Initial Cap                     6.000             6.000             6.000
Remaining Term To Maturity      360               355               360
Interest Only Loans:            87%               N/A               N/A
Scheduled Balance:              $548,918          $337,900          $1,000,000
Original LTV:                   73                22                95
Credit Score: (+/- 10):         710               623               798
CA:                             57%
Northern CA:                    46%
Southern CA:                    11%
Full / Alt. Doc.:               54%
Owner Occupancy:                86%
Cash-Out Refi.:                 31%
SFD/PUD:                        95%
Prepayment Penalties:           0%

Bond Info.
----------

Coupon:                See yield table (forth coming)
Credit Support:        6.50% (+/- 0.50)
Rating:                AAA / Aaa
Structure:             Shifting Interest Structure - Cross-Collateralized